Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Tofutti Brands Inc. (the “Company”) on Form 10-Q for the period ending July 1, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Mintz, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ David Mintz*
David Mintz
Chief Executive Officer
Date: August 15, 2017

* The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.